Exhibit 32.1

CERTIFICATION
OF
BLUE RIDGE PAPER PRODUCTS INC.
UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

The undersigned Chief Executive Officer and Chief Financial Officer of Blue Ridge Paper Products Inc. (the “Company”) certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (1) the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 16, 2006

/S/ RICHARD A. LOZYNIAK

Richard A. Lozyniak

President and Chief Executive Officer

/S/ JOHN B. WADSWORTH

John B. Wadsworth

Chief Financial Officer